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                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                      MICROS SYSTEMS, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

Share and per share amounts shown for the three month and six month periods ending December 31, 1997 have been retroactively restated to reflect a two-for-one stock split, effected in the form of a stock dividend, paid June 23, 1998:

                                                            Three months ended
                                                               December 31,
                                                             1998        1997
                                                          ---------    ----------
         Weighted-average number of common shares            16,123        16,016
         Dilutive effect of outstanding stock options           732           569
                                                            -------       -------
         Weighted-average number of common and common
           equivalent shares outstanding                     16,855        16,585
                                                            =======       =======
         Net income                                         $ 6,213       $ 4,616
                                                            =======       =======
         Basic net income per common share                  $  0.39       $  0.29
                                                            =======       =======
         Diluted net income per common share                $  0.37       $  0.28
                                                            =======       =======

                                                               Six months ended
                                                                 December 31,
                                                              1998         1997
                                                           --------       -------
         Weighted-average number of common shares            16,119        16,007
         Dilutive effect of outstanding stock options           832           531
                                                            -------       -------
         Weighted-average number of common and common

           equivalent shares outstanding                     16,951        16,538
                                                            =======       =======
         Net income                                         $ 9,721       $ 7,631
                                                            =======       =======
         Basic net income per common share                  $  0.60       $  0.48
                                                            =======       =======
         Diluted net income per common share                $  0.57       $  0.46
                                                            =======       =======


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